UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 1, 2011

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51813 (Commission File Number)	52-2209244 (IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C. (Address of principal executive offices)	20036 (Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 1, 2011, Liquidity Services, Inc., a Delaware corporation (the “Company”), Profar Acquisition Partners, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Buyer”), and Jacobs Trading, LLC, a Minnesota limited liability company (“Seller”), entered into an asset purchase agreement (the “Asset Purchase Agreement”).  The Asset Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, Buyer will acquire (the “Acquisition”) from Seller its business of purchasing closeouts, excess merchandise and customer returns for resale to retailers, wholesalers, other third parties and consumers (the “Business”) at the closing of the Acquisition, which is expected to take place in the first quarter of the Company’s fiscal year 2012.

The consideration payable at the closing of the Acquisition will consist of $80 million in cash, 900,171 shares of common stock of the Company (the “Closing Shares”) and a subordinated, unsecured promissory note (the “Note”) of the Company in aggregate principal amount of $40 million, subject to a post-closing adjustment based on the working capital of the Business as of the closing.  The Note will bear interest at an annual rate of 5.0%, will mature three years after the date of the closing and will be subordinated to the Company’s current and future bank financing.  In addition, Seller has the right to contingent earn-out payments of up to $20 million based on the operating results of the Business during calendar year 2012 and up to $10 million based on the operating results of the Business during calendar year 2013 (the “Earn-Out Payments”).  The Company will pay Seller the Earn-Out Payments in cash following the determination of the financial results of the Business for the applicable calendar year, subject to an election by Seller to receive up to 50% of each Earn-Out Payment in shares of common stock of the Company (the “Earnout Shares”).

The closing of the Acquisition is subject to customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the obtaining of consents or approvals under certain of Seller’s contracts with third parties and the release of liens on the assets and properties to be acquired.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the Company, Buyer and Seller, including, among other things, a covenant of Seller to conduct its business in the ordinary course consistent with past practice between the date of the Asset Purchase Agreement and the closing of the Acquisition and a covenant of the Company and Seller to use their reasonable best efforts to consummate the Acquisition.  In addition, the Company has agreed to operate the Business as a stand-alone operation from the closing through the end of calendar year 2013 under the management of Irwin L. Jacobs, the founder of the Business, and Howard Grodnick, currently the president and chief executive officer of Seller, subject to the Company’s generally applicable policies and procedures and general oversight during such period.

The Company and Seller have agreed to customary indemnification obligations in the Asset Purchase Agreement, including that the Company may offset any indemnification payments owed by Seller to the Company against the amount then outstanding under the Note.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.

Shareholders’ Agreement

Concurrently with the entry into the Asset Purchase Agreement, the Company, Seller, WGD, Inc., a Minnesota corporation, Irwin L. Jacobs and Howard Grodnick (Seller, WGD, Inc., Mr. Jacobs and Mr. Grodnick, collectively, the “Restricted Parties”) entered into a shareholders’ agreement (the “Shareholders’ Agreement”).  Under the Shareholders’ Agreement, the Restricted Parties are prohibited from transferring the Closing Shares for the first six months after the closing of the Acquisition.  Thereafter, any transfer of the Closing Shares or the Earnout Shares must be made in compliance with the Securities Act of 1933, as amended (the “Securities Act”), including pursuant to the customary registration rights granted to the Restricted Parties under the Shareholders’ Agreement or pursuant to Rule 144 under the Securities Act.

The Shareholders’ Agreement contains covenants prohibiting the Restricted Parties, for five years after the closing of the Acquisition, from, among other things, (i) engaging in any business that competes with or is similar to the Business, (ii) owning any interest in an entity engaged in such business, (iii) soliciting or diverting any current or former buyer or seller of goods or services through the Business for the purpose of buying or selling goods or services competitive with or similar to those provided by the Business and (iv) employing or soliciting for employment any employee or contractor of the Business, subject, in each case, to limited exceptions.

In addition, if Seller fails to pay any amount due to the Company in respect of certain indemnification obligations under the Asset Purchase Agreement, each of Mr. Jacobs and Mr. Grodnick has agreed in the Shareholders’ Agreement to pay his pro rata share of such amount to the Company, based on his indirect equity ownership of Seller.

The foregoing description of the Shareholders’ Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Shareholders’ Agreement, a copy of which is attached hereto as Exhibit 10.1.

Management Services and Employment Agreements

Concurrently with the entry into the Asset Purchase Agreement, Buyer entered into a management services agreement with Mr. Jacobs, the founder of the Business, providing for him to render certain consulting services to Buyer from the closing of the Acquisition through the end of calendar year 2013 in connection with certain significant buyer and seller relationships and business development opportunities of the Business.  At the same time, Buyer also entered into employment agreements with each of five key executives of the Business, including Mr. Grodnick, providing for each executive to provide customary services to Buyer for an initial term of two years after the closing.  The effectiveness of the management services agreement and each employment agreement is conditioned upon the closing of the Acquisition.

Amendment to Financing and Security Agreement

Concurrently with the Buyer’s entry into the Asset Purchase Agreement, the Company entered into an amendment to its Financing and Security Agreement dated as of April 30, 2010 with Bank of America, N.A. (the “Financing Agreement”) to permit the Acquisition and the issuance of and certain payments on the Note and to make certain other changes.  The amendment will become effective simultaneously with the closing of the Acquisition.

The foregoing description of the Financing Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Financing Agreement, a copy of which is attached hereto as Exhibit 10.2.

General Note

The Asset Purchase Agreement has been described above and attached hereto as an exhibit to provide investors with information regarding its terms.  It is not intended to provide any other financial information about the Company or its affiliates or the Business.  The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing such matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants contained in the Asset Purchase Agreement or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates or the Business.  Moreover, information concerning the subject-matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02.  Unregistered Sales of Equity Securities.

The description of the Closing Shares and the Earn-Out Shares under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  When issued at the closing of the Acquisition, the Closing Shares, and if and when issued after the closing, the Earn-Out Shares, will not be registered under the Securities Act.  Instead, the Company will issue the Closing Shares and the Earn-Out Shares (if any) pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act on the basis of Seller’s representations and warranties to the Company in the Asset Purchase Agreement as to its qualification for such exemption, including its representation and warranty that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Item 8.01.  Other Events.

Press Release

On September 1, 2011, the Company, Buyer and Seller issued a joint press release announcing the entry into the Asset Purchase Agreement.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

2.1	Asset Purchase Agreement dated as of September 1, 2011 among Liquidity Services, Inc., Profar Acquisition Partners, LLC and Jacobs Trading, LLC

10.1	Shareholders’ Agreement dated as of September 1, 2011 among Liquidity Services, Inc., Jacobs Trading, LLC, WGD, Inc., Irwin L. Jacobs and Howard Grodnick

10.2	First Amendment to Financing and Security Agreement dated as of September 1, 2011 between Liquidity Services, Inc. and Bank of America, N.A.

99.1	Press Release issued jointly by Liquidity Services, Inc., Profar Acquisition Partners, LLC and Jacobs Trading, LLC, dated September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC. (Registrant)
Date:	September 1, 2011	By:	/s/ James E. Williams
			Name:	James E. Williams
			Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of September 1, 2011 among Liquidity Services, Inc., Profar Acquisition Partners, LLC and Jacobs Trading, LLC
10.1	Shareholders’ Agreement dated as of September 1, 2011 among Liquidity Services, Inc., Jacobs Trading, LLC, WGD, Inc., Irwin L. Jacobs and Howard Grodnick
10.2	First Amendment to Financing and Security Agreement dated as of September 1, 2011 between Liquidity Services, Inc. and Bank of America, N.A.
99.1	Press Release issued jointly by Liquidity Services, Inc., Profar Acquisition Partners, LLC and Jacobs Trading, LLC, dated September 1, 2011